Exhibit 10.12

Translation of Purchase Contract

Signing place: Pudong New Area, Shanghai

Buyer (hereinafter referred to as Party A):	Shanghai Lixin Office Equipment Co., Ltd.

Seller (hereinafter referred to as Party B):	Shanghai Mingzhe Office Equipment Co., Ltd.

Whereas:

Party B is a legally established limited liability company specializing in sales, maintenance and leasing of office equipment, and has the ability to provide Party A with various types of goods required by daily business. In order to ensure the daily operation, Party A intends to regard Party B as a qualified supplier for business.

For this reason, both parties have reached the terms and conditions of this agreement through friendly negotiation based on the principle of equality and mutual benefit, so as to prepare for joint compliance and implementation.

I. Product name and purchase amount

Depending on Party A's needs, Party A will purchase printers, copiers, multifunctional machines and other printing equipment of HP, Sharp, Kyocera and other brands from Party B from time to time, as well as their consumables, accessories and purchased goods. The specific product names, quantities and prices shall be subject to Party A's needs.

II. Delivery of products

1. Delivery time: within three working days after Party A sends a single purchase order to Party B;

2. Delivery place: the place where Party A's warehouse is located or the place designated by Party A;

3. Delivery method: Party B delivers the goods to the door.

III. Payment:

1. Payment method: transfer money to the company through the bank in the form of advance payment;

2. Payment time: Party B shall issue a VAT invoice for the price of the goods corresponding to the contract to Party A. After Party A receives the goods and the corresponding VAT invoice from Party B and the goods pass the preliminary acceptance, the advance payment shall be deducted within 15 working days;

3. Information of Party B:

Bank account: Shanghai Mingzhe Office Equipment Co., Ltd

Taxpayer identification number:

Bank account number:

Opening bank: Jiangning Road Branch of China Construction Bank

Company address:

Postal code:

Contact person:

Contact number:

IV. Packaging and transportation of products

1. The products are packaged in the original factory.

2. The products shall be installed in strong wooden cases or cartons suitable for transportation and climate change, and shall be properly moisture-proof, shock-proof and rust-proof, and shall not be handled wildly, tilted or inverted.

3. Transportation expenses and insurance expenses shall be borne by Party B.

V. Acceptance of products

1. Party A is responsible for the acceptance of the quantity and quality of products, and all risks before the acceptance of products shall be borne by Party B.

2. Party B has the obligation to assist Party A in checking and accepting all products provided.

3. After Party B delivers the products to Party A's warehouse or the place designated by Party A on time, Party A will conduct preliminary acceptance. If it is found that the following circumstances are included but not limited to, Party A has the right to choose to terminate the contract or require Party B to replace the goods: 1) The quantity of products does not conform to the contract; 2) The product is damaged or partially damaged; 3) The packaging of the product shows obvious signs of unpacking or the packaging is damaged; 4) Other circumstances.

4. Party A's preliminary acceptance of the products does not exempt Party B from its obligation to guarantee that the product quality conforms to the legal provisions or the contract, and Party B must still ensure the quality of the products in the subsequent use process.

VI. Guarantee terms

1. Party B shall guarantee that the products it provides to Party A have complete and legal ownership when Party A and Party B conclude the contract, and there is no mortgage right, pledge right and other rights of any third party, which will not hinder Party B's sales of the products.

2. Party B guarantees that the execution of this contract will not violate any contract terms, responsibilities, laws and regulations related to it.

3. Party B guarantees that any product or any part thereof provided by Party B to Party A, or the product used together with other products, will not infringe any prior rights such as intellectual property rights of any third party.

4. Party B promises that all the products sold to Party A are original and unopened, and fully meet the requirements of quality, specifications and performance stipulated in the Agreement. The technical indicators of products provided by Party B shall conform to national or industry standards.

5. Party B guarantees that the technical data delivered are complete, clear and correct, and can meet the requirements of product related design, inspection, installation, commissioning, performance assessment, operation and maintenance.

6. Party B promises that if the products provided by Party B cause safety harm to Party A or any third party due to defects or defects in design, manufacture, assembly, installation, structure and material, Party B will bear all responsibilities. This clause is guaranteed to be valid for life during the use of the product.

VII. After-sales service

1. If requested by Party A, Party B may provide equipment installation, debugging and training services.

2. The products provided by Party B enjoy the standard warranty commitment of the manufacturer in China.

3. If Party A needs it, Party B guarantees to provide warranty and technical support services for the products under this Agreement.

VIII. Force majeure

In case of force majeure as stipulated in the Contract Law of the People's Republic of China during the performance of the contract, Party B must notify Party A in writing in the fastest way and provide written proof provided by relevant notary office within five days after the force majeure occurs, and Party A can choose to continue to perform the contract or terminate the contract.

IX. Confidentiality clause

Party A and Party B shall not disclose the technical and commercial secrets of the other party obtained from either party during the signing and performance of the contract to the third party in any way without the written authorization of one party. If the provisions of this article are violated and losses are caused to the other party, the breaching party shall bear corresponding legal responsibilities.

X. Liability for breach of contract

1. Party B shall deliver goods on time. For each day of delay in delivery, Party A has the right to charge Party B five thousandths of the total payment as liquidated damages, and the total amount of liquidated damages shall not exceed 20% of the total contract amount.

2. If the performance of the contract has met the corresponding preconditions, Party A shall pay on time. For each day of delay in payment, Party B has the right to charge Party A five thousandths of the total payment as liquidated damages, and the total amount of liquidated damages shall not exceed 20% of the total contract amount.

XI. Settlement of disputes

In case of disputes during the performance of the contract, both parties shall settle them through negotiation. If negotiation fails, they may bring a lawsuit to the local people's court of Party A according to law.

XII. Validity period of contract and others

1. This contract is valid from March 1, 2020 to March 31, 2021.

2. When the contract expires, the agreement will be automatically renewed. That is, if both parties fail to terminate the Agreement in writing within 30 days before the termination of the Agreement, this Agreement will automatically continue for 12 months without changing all terms and conditions. Every year thereafter, and so on, until either party terminates this agreement in writing.

3. This contract shall come into effect after being signed and sealed by both parties. Other supplementary clauses of this contract shall be reflected in written form as an effective part of this contract. This contract is made in duplicate, with each party holding one copy, which has the same legal effect.

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Party A: Shanghai Lixin Office Equipment Co.,Ltd. Authorized representative: Seal: Date:	Party B: Shanghai Mingzhe Office Equipment Co.,Ltd. Authorized representative: Seal: Date: